Exhibit 99.1

Full Circle Capital Appoints Gregg J. Felton as

President and Co-Chief Executive Officer and Director

Credit Veteran Felton Will Also Serve as Chief Investment Officer of Full Circle Advisors

RYE BROOK, NY, November 7, 2013 – Full Circle Capital Corporation (NASDAQ: FULL) (“Full Circle Capital”), today announced the appointment of Gregg J. Felton as President and Co-Chief Executive Officer and member of the Board of Directors effective November 8, 2013. Mr. Felton was also appointed a Managing Member and Chief Investment Officer of Full Circle Advisors, LLC, Full Circle Capital’s investment adviser.

Mr. Felton has 18 years of experience in credit portfolio management and has built several successful investment platforms throughout his career. His primary responsibilities will include overall investment policy, portfolio management and strategic initiatives.

“We are thrilled to have a professional of Gregg’s stature, experience and skill level join us in a leadership position at Full Circle Capital as we believe his record of success in building credit franchises with strong investment performance is well known in the investment community,” said John Stuart, Chairman and Co-Chief Executive Officer of Full Circle Capital Corporation. “I have known Gregg both professionally and personally for more than ten years and we are confident that he brings broad and deep relationships and skills relevant to our key areas of focus. We expect that this important addition to our team will further facilitate our goal of expanding our opportunity set and accelerating the growth of Full Circle Capital and ultimately enhancing returns to our stockholders.”

“I am energized by the opportunity to join the team at Full Circle Capital,” said Mr. Felton. “Full Circle has developed a strong operating platform upon which we can build. I look forward to growing the portfolio within its targeted markets while broadening our universe of investment opportunities.”

Mr. Felton, 42, was from December 2006 until February 2013 a Partner and Managing Director of Goldman Sachs, where he founded and was the Chief Investment Officer of Liberty Harbor, Goldman Sachs Asset Management’s credit alternatives platform managing approximately $6 billion in assets. He oversaw various investment vehicles, including hedge funds, mutual funds and institutional managed accounts, and facilitated the launch of Goldman Sachs’ business development company, Goldman Sachs BDC. From 2009 to 2010, Mr. Felton was Head of Credit for Goldman Sachs Asset Management overseeing approximately $60 billion in assets. From 2000 to 2006, Mr. Felton was a senior portfolio manager at Amaranth Advisors, a multi-strategy hedge fund located in Greenwich, Connecticut, where he led Amaranth’s global corporate credit investment team. Prior thereto, Mr. Felton was a Vice President at Chase Manhattan Bank from 1996 to 2000, where he served as a portfolio manager and senior analyst for Chase’s Special Situations Fund. Mr. Felton began his career in the High Yield Finance Department of Chase’s Global Investment Bank. Most recently in 2013, Mr. Felton partnered with an investment management firm to form Altus Power America, an investment vehicle that focuses on solar power generation assets. In addition, Mr. Felton serves as a Director of Rye Country Day School. Mr. Felton received a B.A. from Tufts University, a J.D. from the Georgetown University Law Center and a M.B.A. from the Georgetown University School of Business.

About Full Circle Capital: Full Circle Capital is a Rye Brook, New York based closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940 (Nasdaq: FULL). Full Circle Capital lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle Capital’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle Capital's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle Capital's filings with the Securities and Exchange Commission. Full Circle Capital undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
John E. Stuart, Co-Chief Executive Officer	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	Lippert/Heilshorn & Associates
914-220-6300	212-838-3777
jstuart@fccapital.com	sprince@lhai.com